UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT  REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 6, 2005

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office and zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 6, 2005 the Compensation Committee of Tetra Tech, Inc. (the “Company”) approved the following salaries and bonuses for the indicated executive officers of the Company:

Name	Title	Salary		FY ‘05 Bonus
Li-San Hwang	Chairman	$500,000	(1)	$200,000
Dan L. Batrack	Chief Executive Officer and Chief Operating Officer	$450,000	(2)	$150,000
Sam W. Box	President	$425,000	(2)	$150,000
David W. King	Executive Vice President and Chief Financial Officer	$375,000		$130,000
Richard A. Lemmon	Senior Vice President, Corporate Administration	$290,000		$65,000
Mark A. Walsh	Senior Vice President and President of Government Compliance Services Group	$262,000		$100,000
Donald I. Rogers, Jr.	Senior Vice President and President of Remediation and Construction Group	$315,000		$184,000
William R. Brownlie	Senior Vice President and President of Environmental Engineering and Consulting Group	$210,000		$82,000
Patrick D. Haun	Senior Vice President and President of Systems Support and Security Group	$200,000		$95,000

(1)            Salary did not change.

(2)            Previously disclosed, effective November 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	December 12, 2005	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chief Executive Officer